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                                                                    EXHIBIT 10.7

                          BAY VIEW CAPITAL CORPORATION
                 BAY VIEW FEDERAL BANK, A FEDERAL SAVINGS BANK


                             STOCK IN LIEU OF CASH
                  COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS


                                   ARTICLE I
                          PURPOSES AND EFFECTIVE DATE

     1.1 Purposes. The purposes of the Plan (the "Plan") are to promote the success of Bay View Capital Corporation and Bay View Federal Bank, A Federal Savings Bank (the "Bank"), by encouraging Directors to increase their ownership of Company stock and thereby align their interests more closely with the interests of the other stockholders of the Company, to encourage the highest levels of Director performance by providing Directors with an enhanced interest in the Company's attainment of its financial goals, and to provide a financial incentive that will help attract and retain Directors of outstanding competence. The Plan is designed to accomplish these purposes by providing that a portion or all of Directors' compensation shall be deferred and paid in the form of Company stock.

     1.2 Effective Date. The effective date of the Plan (the "Effective Date") is February 12, 1996 (60 days after the date of its adoption by the Board and by the Board of Directors of the Bank), subject to approval of the shareholders of the Company (if and to the extent such shareholder approval is necessary or required for purposes of Rule 16b-3 or any other applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted) by the affirmative vote of a majority of Shares present, or represented, and entitled to vote on the subject matter, at the 1996 Annual Meeting of Shareholders of the Company at which a quorum is present.


                                   ARTICLE II
                              CERTAIN DEFINITIONS

     The following terms shall be defined as set forth below:

     2.1 "Board" means the Board of Directors of the Bank or any successor thereto; provided that if the Company and the Bank revise their directors' fee policy, so as to pay directors' fees at the Company level rather than at the Bank level, "Board" shall upon the effectiveness of such revised policy mean the Board of Directors of the Company.

     2.2 "Committee" has the meaning set forth in Section 4.1.

     2.3 "Company" means Bay View Capital Corporation, a Delaware corporation, or any successor thereto.

     2.4 "Director" means any member of the Board.

     2.5 "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act include rules thereunder and successor provisions and rules thereto.

     2.6 "Fair Market Value" means the average of the highest and lowest quoted selling prices for the Shares on the relevant date, or (if there were no sales on such date) the average so computed on the nearest day before or the nearest day after the relevant date, as reported in The Wall Street Journal or a similar source selected by the Committee.

     2.7 "Fees" means all or part of any retainer and/or fees (including all amounts payable with respect to service on a committee of the Board,
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or as chairman of the Board or a committee thereof, or for attendance at Board or committee meetings) payable to a non-employee Director in his or her capacity as a Director.

     2.8 "Participant" means a Director who is eligible pursuant to Article V.

     2.9 "Secretary" means the Corporate Secretary or any Assistant Corporate Secretary of the Company.

     2.10 "Shares" means shares of the common stock of Bay View Capital Corporation, par value $0.01 per share, or of any successor corporation or other legal entity adopting the Plan.

     2.11 "Stock Units" means the credits to a Participant's Stock Unit Account under Article VI of the Plan, each of which represents the right to receive one Share upon settlement of the Stock Unit Account.

     2.12 "Stock Unit Account" means the bookkeeping account established pursuant to Section 6.4.

     2.13 "Termination of Service" means termination, for any reason, of service as a Director.


                                  ARTICLE III
                        SHARES AVAILABLE UNDER THE PLAN

     Subject to adjustment as provided in Article X, the maximum number of Shares that may be distributed in settlement of Stock Unit Accounts under the Plan shall not exceed 200,000. Such Shares may include authorized but unissued Shares or Treasury Shares.


                                   ARTICLE IV
                                 ADMINISTRATION

     4.1 The Plan shall be administered by the Board's Compensation and Benefits Committee or such other committee or individual as may be designated by the Board (the "Committee"). Notwithstanding the foregoing, no Director who is a Participant under the Plan shall participate in any determination relating solely or primarily to his or her own Shares, Stock Units or Stock Unit Account.

     4.2 It shall be the duty of the Committee to administer the Plan in accordance with its provisions and to make such recommendations of amendments or otherwise as it deems necessary or appropriate.

     4.3 The Committee shall have the authority to make all determinations it deems necessary or advisable for administering the Plan, subject to the limitations in Section 4.1 and other explicit provisions of the Plan. No member of the Committee shall be liable for any act or omission by such member or by any other member of the Committee in connection with the Plan, except for such member's own willful misconduct or as expressly provided by statute.

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                                   ARTICLE V
                                  ELIGIBILITY

     5.1 Each Director who is not an employee of the Company, the Bank or any of their respective subsidiaries shall be eligible to defer Fees under Article VI of the Plan.

     5.2 If such Director subsequently becomes an employee of the Company, the Bank or any of their respective subsidiaries, but does not incur a Termination of Service, such Director shall (a) continue as a Participant with respect to Fees previously deferred and (b) cease eligibility with respect to all future Fees, if any, earned while such an employee.


                                   ARTICLE VI
                 DEFERRED STOCK UNITS IN LIEU OF CASH PAYMENTS

     6.1 General Rule. Pursuant to the Plan, 20% of each Participant's Fees otherwise payable on or after the Effective Date shall be deferred in the form of Stock Units in accordance with this Article VI. Alternatively, deferrals of 50% of Fees automatically may be required pursuant to Section 6.6 and deferrals of up to 100% of Fees voluntarily may be elected pursuant to Section 6.2.

     6.2 Timing of Voluntary Election. Each Participant may make an irrevocable written election to defer more than 20% of Fees, otherwise payable on or after the Effective Date, in the form of Stock Units in accordance with this Article
VI. Such election shall be made at least 60 days prior to the start of the calendar year for which the Fees would otherwise be paid; provided, however, that with respect to (a) any elections made before the Effective Date and (b) any elections made by newly-elected or appointed Directors within 30 days of their initial election or appointment, the following special alternative rule as to the permitted time for making the election also shall be available: the election may be made at least 60 days prior to the date the deferred Fees would otherwise have been payable to the Director. An election by a Participant shall be deemed to be continuing, and therefore applicable to Fees to be paid in future years, unless the Participant revokes or changes such election by filing a new election form by the due date for such form specified in this Section 6.2.

     6.3 Form of Voluntary Election. An election under Section 6.2 shall be made in a manner satisfactory to the Committee. Generally, an election shall be made by completing and filing the specified election form with the Secretary by the applicable date described in Section 6.2. At minimum, the form shall require the Participant to specify the following:

          (a) a percentage (greater than 20% and up to 100%) of the Fees to be deferred under the Plan; and

          (b) the manner of settlement in accordance with Section 7.2.

In the event Directors' Fees are increased or decreased during any calendar year, a Participant's election in effect for such year will apply to the specified percentage of Fees as increased or decreased.

     6.4 Establishment of Stock Unit Account. The Company will establish a Stock Unit Account for each Participant. All Fees deferred pursuant to this
Article VI shall be credited to the Participant's Stock Unit Account as of the later of (a) the date the Fees would otherwise have been paid to the Participant (the "Deferral Date") or (b) June 14, 1996

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and converted to Stock Units as follows: the number of Stock Units shall equal the amount of deferred Fees divided by the Fair Market Value of a Share on the later of the Deferral Date or June 14, 1996, with fractional units calculated to at least three decimal places. However, notwithstanding the provisions of the preceding sentence regarding the date as of which deferred Fees shall be credited to Stock Unit Accounts, in the case of deferral elections made under the special alternative rule specified in Section 6.2 the deferred Fees shall be credited and converted to Stock Units on the later of (x) the Deferral Date or
(y) the date which follows by six months such deferral election.

     6.5 Credit of Dividend Equivalents. As of each dividend payment date with respect to Shares, each Participant shall have credited to his or her Stock Unit Account an additional number of Stock Units equal to: the per-share cash dividend payable with respect to a Share on such dividend payment date multiplied by the number of Stock Units held in the Stock Unit Account as of the close of business on the record date for such dividend divided by the Fair Market Value of a Share on such dividend payment date. If dividends are paid on Shares in a form other than cash, then such dividends shall be notionally converted to cash, if their value is readily determinable, and credited in a manner consistent with the foregoing and, if their value is not readily determinable, shall be credited "in kind" to the Participant's Stock Unit Account.

     6.6 Automatic 50% Stock Election. Each Participant who (a) does not own beneficially at least 4,000 Shares on June 30, 1996 or on June 30 of any subsequent year and (b) does not have in effect on such date or dates (as the case may be) a 50% or greater deferral election, automatically shall be deemed to have elected to defer 50% of the next succeeding year's Fees in the form of Stock Units in accordance with this Article VI. (For purposes of clause (a) of the preceding sentence, Shares beneficially owned include Stock Units in the Participant's Stock Unit Account but do not include Shares underlying unexercised stock options and Shares as to which the Participant's only interest is as a fiduciary for persons other than members of the Participant's immediate family.)


                                  ARTICLE VII
                           SETTLEMENT OF STOCK UNITS

     7.1 Settlement of Account. The Company will settle a Participant's Stock Unit Account in the manner described in this Article VII as soon as administratively feasible following such Participant's Termination of Service.

     7.2 Payment Options. Each Participant's Stock Unit Account shall be settled by delivering to the Participant (or his or her beneficiary) the number of Shares (subject to adjustment in number or kind in accordance with Article X) equal to the number of whole Stock Units then credited to the Participant's Stock Unit Account, in either (a) a lump sum or (b) substantially equal annual installments over a period not to exceed ten years. Voluntary elections filed pursuant to Section 6.3 shall specify the manner of payment upon settlement (i.e., the lump sum or installment payment option). Deferrals pursuant to
Section 6.1 or Section 6.6 shall be deemed to include the specification of the lump sum payment option, unless the installment payment option is specified by the Participant in writing to the Secretary. The applicable manner of payment upon settlement of the portion of the Stock Unit Account relating to a given year's Fees shall be the manner last specified (or deemed to be specified) with respect to such year prior to such settlement. Cash may be paid in lieu of fractional Shares otherwise payable in any lump sum or installment distribution.

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     7.3 Continuation of Dividend Equivalents.  If payment of Stock Units is deferred and paid in installments, the Participant's Stock Unit Account shall continue to be credited with dividend equivalents as provided in Section 6.5.

     7.4 In Kind Dividends. If any "in kind" dividends are credited to the Participant's Stock Unit Account under Section 6.5, such dividends shall be payable to the Participant in full on the date of the first distribution of Shares under Section 7.2.


                                  ARTICLE VIII
                                UNFUNDED STATUS

     The interest of each Participant in any Fees deferred under the Plan (and any Stock Units or Stock Unit Account relating thereto) shall be that of a general creditor of the Company. Stock Unit Accounts, and Stock Units (and, if any, "in kind" dividends) credited thereto, shall at all times be maintained by or on behalf of the Company as bookkeeping entries evidencing unfunded and unsecured general obligations of the Company.


                                   ARTICLE IX
                           DESIGNATION OF BENEFICIARY

     Each Participant may designate, on a form provided by or otherwise satisfactory to the Committee, one or more beneficiaries to receive the Shares described in Section 7.2 in the event of such Participant's death. The Company may rely upon the beneficiary designation last filed with the Committee, provided that such form was executed by the Participant or his or her legal representative and filed with the Committee prior to the Participant's death.


                                   ARTICLE X
                             ADJUSTMENT PROVISIONS

     In the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, or similar corporate transaction or event affects Shares such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of Participants' rights under the Plan, then the Committee will, in a manner that is proportionate to the effect on the Shares and is otherwise equitable, adjust the number and/or kind of Shares (and/or substitute in place thereof cash or other consideration) to be delivered upon settlement of Stock Unit Accounts under Article VII.


                                   ARTICLE XI
                               GENERAL PROVISIONS

     11.1 No Right to Continue as a Director. Nothing contained in the Plan shall be deemed to confer upon any Participant any right to continue to serve as a Director.

     11.2 No Shareholder Rights Conferred. Nothing contained in the Plan shall be deemed to confer upon any Participant any rights of a shareholder of the Company unless and until Shares are in fact issued or transferred to such Participant in accordance with Article VII.

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     11.3 Changes to the Plan.  The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Company's shareholders if, when and to the extent such shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board in its discretion determines to seek such shareholder approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any Stock Units credited to his or her Stock Unit Account.

     11.4 Consideration. The consideration for Shares issued or delivered in lieu of payment of Fees will be the Director's service during the period to which the Fees paid in the form of Shares related.

     11.5 Compliance with Laws and Obligations. The Company will not be obligated to issue or deliver Shares in connection with the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, any other federal or state securities or other law or regulation, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other contractual obligation of the Company, until the Company is satisfied that such laws, regulations, requirements and other obligations have been complied with in full. Certificates representing Shares delivered under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, requirements and other obligations, including any requirement that a legend or legends be placed thereon.

     11.6 Limitations on Transferability. Stock Units and any other right under the Plan that may constitute a "derivative security" as generally defined in Rule 16a-1(c) under the Exchange Act will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated beneficiary in the event of a Participant's death) or pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA or the rules thereunder; provided, however, that such rights may be transferred to one or more trusts or other beneficiaries during the lifetime of the Participant in connection with the Participant's estate planning, but only if and to the extent then permitted under Rule 16b-3 and consistent with the registration of the offer and sale of Shares on Form S-8 or a successor registration form of the Securities and Exchange Commission. Stock Units and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors.

     11.7 Governing Law. The validity, construction, and effect of the Plan and all rights hereunder will be determined in accordance with the laws of the State of Delaware.

     11.8 Plan Termination. Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as no Shares remain available for delivery under the Plan and the Company has no further rights or obligations under the Plan.

     11.9 Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

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